Exhibit 10.1

DC INDUSTRIAL LIQUIDATING TRUST

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (this “Amendment”) is effective as of September 19, 2016 by and among Dwight L. Merriman III, Marshall M. Burton and Stanley A. Moore (collectively, and including any successors thereto, the “Trustees”).

WHEREAS, DC Industrial Liquidating Trust, a Maryland statutory trust (the “Trust”), adopted an Amended and Restated Agreement and Declaration of Trust (the “Original Trust Agreement”) as of November 3, 2015;

WHEREAS, the Original Trust Agreement provides that, subject to certain exceptions, the Beneficial Interest of a Beneficiary may not be transferred other than by will, intestate succession or operation of law;

WHEREAS, the Trustees wish to amend the Original Trust Agreement to clarify that, upon the consent of the Trust, the title of the Beneficial Interest of a Beneficiary may be changed from joint tenancy to sole ownership or from sole ownership to joint tenancy with a spouse or domestic partner;

WHEREAS, the Original Trust Agreement provides that the Trustees may amend the Original Trust Agreement without a vote of Beneficiaries to facilitate the transferability by Beneficiaries of Trust Units, subject to the ability of the Trust to remain eligible for relief from the registration and reporting requirements under the Exchange Act; and

WHEREAS, capitalized terms used by not defined in the Amendment have the meaning set forth in the Original Trust Agreement.

NOW, THEREFORE, the Trustees agree as follows:

1.     Section 3.3 of the Original Trust Agreement is hereby amended by inserting after the first sentence thereof “; and provided further that, upon the written consent of the Trust, which consent may be withheld by the Trust in its sole discretion, the title of all or any part of the Beneficial Interest of a Beneficiary may be changed from joint tenancy to sole ownership or from sole ownership to joint tenancy with a spouse or domestic partner.”

2.     Except as expressly provided herein, the terms and conditions of the Original Trust Agreement shall remain in full force and effect.

3.     If any provision of this Amendment, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

4.     This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Trustees herein have executed this Amendment, effective this 19th day of September, 2016.

THE TRUSTEES:

/s/ Dwight L. Merriman III
Name: Dwight L. Merriman III

/s/ Marshall M. Burton
Name: Marshall M. Burton

/s/ Stanley A Moore
Name: Stanley A. Moore